As filed with the Securities and Exchange Commission on September 21, 2004

Registration No. 333-83984

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED

NEW CENTURY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0683629
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18400 Von Karman Avenue, Suite 1000

Irvine, California 92612

(949) 440-7030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brad A. Morrice

Vice Chairman, President and Chief Operating Officer

New Century Financial Corporation

18400 Von Karman Avenue, Suite 1000

Irvine, California 92612

(949) 440-7030

Copy to:

Peter T. Healy, Esq.

O’Melveny & Myers LLP

275 Battery Street, 26th Floor

San Francisco, California 94111

(415) 984-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DE-REGISTRATION OF SHARES

On March 7, 2002, we registered on behalf of certain selling stockholders 4,152,044 shares of our common stock, par value $0.01 (the “Shares”), with the Securities and Exchange Commission pursuant to Registration Statement No. 333-83984 (as amended by Amendment No. 1 filed April 9, 2002 and Amendment No. 2 filed April 15, 2002, the “Registration Statement”) and filed changes to the related Prospectus under Rule 424(b)(2) on April 19, 2002. A portion of the Shares was registered under the Registration Statement pursuant to registration rights that we granted to certain selling stockholders on or about February 28, 2002 in a private sale of shares by one of our principal stockholders at that time, U.S. Bancorp. The balance of the Shares was registered pursuant to the exercise of registration rights granted to one of our selling stockholders under a registration rights agreement he entered into with us on May 30, 1997. Our contractual obligations to the selling stockholders to maintain the effectiveness of the Registration Statement have expired. Accordingly, we hereby remove from registration all of the Shares originally registered pursuant to the Registration Statement which remain unsold as of the effective date of this Post-Effective Amendment No. 1 to Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, New Century Financial Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 (Registration Statement No. 333-83984) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 21st day of September, 2004.

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ ROBERT K. COLE
Robert K. Cole
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ BRAD A. MORRICE Brad A. Morrice	Vice Chairman, President and Chief Operating Officer	September 21, 2004

/s/ PATTI M. DODGE Patti M. Dodge	Chief Financial Officer (Principal Financial and Accounting Officer)	September 21, 2004

/s/ ROBERT K. COLE Robert K. Cole	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 21, 2004

/s/ EDWARD F. GOTSCHALL Edward F. Gotschall	Vice Chairman-Finance and Director	September 21, 2004

/s/ HAROLD A. BLACK Harold A. Black	Director	September 21, 2004

/s/ FREDRIC J. FORSTER Fredric J. Forster	Director	September 21, 2004

/s/ DONALD E. LANGE Donald E. Lange	Director	September 21, 2004

/s/ WILLIAM J. POPEJOY William J. Popejoy	Director	September 21, 2004

/s/ MICHAEL M. SACHS Michael M. Sachs	Director	September 21, 2004

/s/ TERRENCE P. SANDVIK Terrence P. Sandvik	Director	September 21, 2004

/s/ RICHARD A. ZONA Richard A. Zona	Director	September 21, 2004